Exhibit 10(am)

THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

ONE WALL STREET, NEW YORK, N.Y. 10286

October 1, 2003

Maine Public Service Company
209 State Street
Presque Isle, Maine 04769-1209

Attn:                    Mr. Kurt A. Tomquist

Senior Vice President,

Chief Financial Officer and Treasurer

Re: Line of Credit

Ladies and Gentlemen:

The Bank of New York (the “Bank”) is pleased to confirm that it holds available to Maine Public Service Company (the “Borrower”) a $3,000,000 line of credit. This letter sets forth the understanding between the Bank and the Borrower regarding the line of credit.

The line of credit shall be held available by the Bank until March 29, 2004, unless cancelled earlier as provided in the last sentence of this paragraph. During the period the line of credit is held available, the Borrower may request the Bank to make advances to the Borrower in an aggregate principal amount not to exceed $3,000,000 outstanding at any one time. The line of credit may be cancelled by either party at any time for any reason.

The making of any advance under the line of credit is in the Bank’s sole and absolute discretion and is subject to the Bank’s satisfaction with the condition (financial and otherwise), business, prospects, properties, assets, management, ownership and operations of the Borrower, and the purpose of each advance. In furtherance of the foregoing, the Borrower shall furnish or cause to be furnished to the Bank such information regarding the Borrower as the Bank may request from time to time.

Advances under the line of credit shall be evidenced by a master promissory note dated the date hereof and shall bear interest and be payable as provided therein.

As long as the line of credit is held available, the Borrower shall pay to the Bank an administrative fee equal to 0.50% per annum (calculated on the basis of a 360 day year for the actual number of days elapsed) of the unutilized amount of the line of credit, payable quarterly in arrears on the last day of each calendar quarter.

Prior to the making of any advances under the line of credit, the Bank shall have received the enclosed copy of this letter, the master promissory note referred to above, a legal opinion from counsel to the Borrower in the form of the exhibit attached hereto, and such other instruments, certificates and related documents as the Bank shall consider necessary or desirable in connection with the line of credit and the advances to be made under the line of credit, in each case duly executed by the appropriate persons and in form and substance satisfactory to the Bank.

This letter may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

The Borrower agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to enforcement of the Borrower’s obligations under this letter or the protection of the Bank’s rights in connection with this letter, including, without limitation, reasonable attorneys’ fees and expenses, whether or not litigation is commenced.

This letter shall be construed and interpreted in accordance with the laws of the State of New York.

The Borrower submits to the jurisdiction of state and Federal courts located in the City and State of New York in personam and agrees that all actions and proceedings related directly or indirectly to this letter shall be litigated only in said courts or courts located elsewhere as the Bank may elect and that such courts are convenient forums.

The Borrower and the Bank waive the right to trial by jury in any action or proceeding based upon, arising out of or in any way connected to this letter.

Please acknowledge the agreement of the Borrower with the foregoing by executing both copies of this letter in the space below and returning one copy together with the duly executed master promissory note to the Bank.

Very truly yours,

THE BANK OF NEW YORK

		By:	/s/ Charlotte Sohn Fuiks
		Name:	Charlotte Sohn Fuiks
		Title:	Vice President

Acknowledged and Agreed to:

MAINE PUBLIC SERVICE COMPANY

By:	/s/ Kurt A. Tornquist
Name:	Kurt A. Tornquist
Title:	Senoir VP & CFO